UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 15, 2016

KOSMOS ENERGY LTD.

(Exact Name of Registrant as Specified in its Charter)

Bermuda	001-35167	98-0686001
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Clarendon House 2 Church Street Hamilton, Bermuda	HM 11
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +1 441 295 5950

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On December 15, 2016, Kosmos Energy Mauritania (“Kosmos Mauritania”) and Kosmos Energy Senegal (“Kosmos Senegal”), each a wholly-owned subsidiary of Kosmos Energy Ltd. (the “Company”), entered into agreements with certain subsidiaries of BP p.l.c. for the farm-out of the Company’s interests in blocks C6, C8, C12 and C13 offshore the Islamic Republic of Mauritania (the “Mauritania Blocks”) and the Saint Louis offshore Profond and Cayar Offshore Profond blocks offshore Senegal (the “Senegal Blocks”). Closing of the several transactions described below is expected in the first quarter of 2017, with an effective date of July 1, 2016, subject to customary conditions, including governmental approvals.

Kosmos Mauritania entered into a farm-out agreement, dated December 15, 2016 (the “Mauritania Agreement”), with BP Exploration (West Africa) Limited (“BP Mauritania”), relating to Kosmos Mauritania’s licenses covering the Mauritania Blocks. Under the terms of the Mauritania Agreement, BP Mauritania will acquire a 62% participating interest in the Mauritania Blocks while paying 68.89% of the payment obligations due under the joint operating agreements among Kosmos Mauritania, BP Mauritania and La Societe Mauritanienne Des Hydrocarbures et de Patrimoine Minier (“SMHPM”). SMHPM will continue to hold its 10% participating interest in the Mauritania Blocks, and Kosmos Mauritania will retain a 28% participating interest in the Mauritania Blocks. BP Mauritania will be required to fund various payments and costs under the Mauritania Agreement, including, but not limited to: (i) a $120 million initial payment to Kosmos Mauritania, (ii) costs and expenditures made from the July 1, 2016 effective date to the completion of the farm-out transaction, (iii) exploration and appraisal costs, up to a maximum of $221 million (together with such costs under the Senegal Agreement), and development costs, up to $533.4 million (together with such costs under the Senegal Agreement) and (iv) a contingent production royalty of $0.0167 per gross barrel produced from eligible discoveries within the Mauritania Blocks multiplied by the average price of Brent crude oil during the relevant production quarter, with a ceiling of $2.00 per barrel for up to 1.0 billion barrels of gross oil produced in aggregate from the Mauritania Blocks and Senegal Blocks. Completion of the farm-out transaction in Mauritania is subject to customary government approvals and other conditions precedent.

Kosmos Senegal entered into a sale and purchase agreement, also dated December 15, 2016 (the “Senegal Agreement”), with BP Indonesia Oil Terminal Investment Limited (“BP Senegal”), relating to Kosmos Senegal’s subscribed equity interest in shares of Normandy Ventures Limited (the “JVCo”), an affiliate of Kosmos Senegal, which will hold Kosmos Senegal’s participating interests in the Senegal Blocks upon transfer by Kosmos Senegal.  Under the terms of the Senegal Agreement, BP Senegal will acquire a 32.49% effective participating interest in the licenses covering the Senegal Blocks through its purchase of 49.99% of the JVCo shares.  In consideration therefor, BP Senegal will pay to Kosmos Senegal approximately $42 million upon satisfaction of the conditions precedent to and completion of the sale transaction under the Senegal Agreement.  In addition, BP Senegal will be required to fund various fees, payments and costs under the Senegal Agreement, including, but not limited to: (i) costs and expenditures made from the July 1, 2016 effective date to the completion of the sale transaction, (ii) exploration and appraisal costs, up to a maximum of $221 million (together with such costs under the Mauritania Agreement), (iii) development costs, up to $533.4 million (together with such costs under the Mauritania Agreement, and (iv) a contingent production royalty of $0.00875 per gross barrel produced from eligible discoveries within the Senegal Blocks multiplied by the average price of Brent crude oil during the relevant production quarter, with a ceiling of $1.05 per barrel, for the first 1.0 billion barrels of gross oil produced in aggregate from the Senegal Blocks and the Mauritania Blocks. Such costs and expenditures payable to Kosmos Senegal shall be adjusted according to the Senegal Agreement in the event that JVCo owns less than a 65% participating interest in the Senegal Blocks. Completion of the sale transaction in Senegal is subject to customary government approvals and other conditions precedent.

Item 7.01 Regulation FD Disclosure.

On December 19, 2016 the Company issued a press release announcing the entry into the agreements referred to above with the BP Entities. A copy of the news release issued by the Company is attached hereto as Exhibit 99.1. The information in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities of that Section.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this Current Report on Form 8-K that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements.  The Company’s estimates and forward-looking statements are mainly based on its current expectations and estimates of future events and trends, which affect or may affect its businesses and operations, or of preliminary results of past performance which are yet to be finalized. Although the Company believes that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to several risks and uncertainties and are made in light of information currently available to the Company. When used in this Current Report on Form 8-K, the words “anticipate,” “believe,” “intend,” “expect,” “estimate,” “plan,” “will” or other similar words are intended to identify forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Further information on such assumptions, risks and uncertainties is available in the Company’s other filings with the U.S. Securities and Exchange Commission.  The Company undertakes no obligation and does not intend to update or correct these forward-looking statements to reflect events or circumstances occurring after the date of this Current Report on Form 8-K, except as required by applicable law. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. All forward-looking statements are qualified in their entirety by this cautionary statement.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.	The following exhibits are furnished as part of this current report on Form 8-K:

	99.1	News Release dated December 19, 2016 announcing the partnership in Mauritania and Senegal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2016

KOSMOS ENERGY LTD.

By:	/s/ Thomas P. Chambers
Thomas P. Chambers
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	News Release dated December 19, 2016 announcing the partnership in Mauritania and Senegal.